Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

June 2010 Performance Update

The Frontier Fund Supplement Dated June 30, 2010 to Prospectus Dated April 30, 2010

The Frontier Fund Class 2 Original

T H E    F R O N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

June performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	June 30, 2010	June 30, 2010	NAV / Unit
	MTD	YTD
Balanced Series-2	0.42%	3.51%	$143.90
Balanced Series-2a	0.34%	3.11%	$121.26
Campbell/Graham/Tiverton Series-2	-0.71%	-2.25%	$118.37
Currency Series-2	-0.94%	4.13%	$95.11
Long/Short Commodity Series-2	-2.70%	-4.32%	$121.98
Winton/Graham Series-2	0.13%	2.09%	$131.07
Winton Series-2	2.37%	9.53%	$142.50
Long Only Commodity Series-2	1.19%	-9.13%	$82.05
Managed Futures Index Series-2	1.13%	3.22%	$125.18

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of June 30, 2010. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(928,376.03)
Unrealized trading gain/(loss)			1,493,885.20
Less: commissions			(109,474.67)
Less: FCM fees			(28,744.15)
Foreign currency gain/(loss)			7,974.25
Interest income			1,985.92

Total Income			437,250.52

EXPENSES

Management fees			29,151.90
Incentive fees			80,363.02

Total Expenses			109,514.92

Net Income (Loss)			$327,735.60

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	529,473.32397	$75,870,655.61	143.29
Current month additions	—	—
Current month redemptions	(5,692.55991)	(826,956.47)
Net Income (loss) for current month		327,735.60

Net Asset Value, end of current month	523,780.76406	$75,371,434.74	143.90

	Monthly rate of return		0.42%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(40,828.89)
Unrealized trading gain/(loss)			64,889.98
Less: commissions			(4,739.37)
Less: FCM fees			(1,244.17)
Foreign currency gain/(loss)			348.64
Interest income			3,897.32

Total Income			22,323.51

EXPENSES

Trading Fee			6,383.35
Management fees			1,264.08
Incentive fees			3,423.66

Total Expenses			11,071.09

Net Income (Loss)			$11,252.42

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	27,044.16933	$3,268,156.81	120.85
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		11,252.42

Net Asset Value, end of current month	27,044.16933	$3,279,409.23	121.26

	Monthly rate of return		0.34%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 2a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$91,209.78
Unrealized trading gain/(loss)			(114,781.66)
Less: commissions			(4,317.32)
Less: FCM fees			(3,824.49)
Foreign currency gain/(loss)			(209.21)
Interest income			171.54

Total Income			(31,751.36)

EXPENSES

Management fees			25,451.90
Incentive fees			4.47

Total Expenses			25,456.37

Net Income (Loss)			$(57,207.73)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	73,009.40178	$8,703,682.08	119.21
Current month additions	—	—
Current month redemptions	(2,056.72911)	(247,843.33)
Net Income (loss) for current month		(57,207.73)

Net Asset Value, end of current month	70,952.67267	$8,398,631.02	118.37

	Monthly rate of return		-0.71%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$36,702.67
Unrealized trading gain/(loss)			(157,985.24)
Net change in inter-series payables			120,851.15
Less: FCM fees			(6,098.39)
Interest income			8,222.32

Total Income			1,692.51

EXPENSES

Management fees			9,806.76
Incentive fees			—

Total Expenses			9,806.76

Net Income (Loss)			$(8,114.25)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	9,141.49485	$877,666.40	96.01
Current month additions	—	—
Current month redemptions	(822.58450)	(78,347.04)
Net Income (loss) for current month		(8,114.25)

Net Asset Value, end of current month	8,318.91035	$791,205.11	95.11

	Monthly rate of return		-0.94%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(837,139.65)
Unrealized trading gain/(loss)			525,444.23
Less: commissions			(35,196.04)
Less: FCM fees			(6,017.64)
Foreign currency gain/(loss)			691.36
Interest income			25,468.34

Total Income			(326,749.40)

EXPENSES

Management fees			65,378.18
Incentive fees			(24,577.45)

Total Expenses			40,800.73

Net Income (Loss)			$(367,550.13)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	110,969.48317	$13,912,174.03	125.37
Current month additions	—	—
Current month redemptions	(2,349.63894)	(295,250.74)
Net Income (loss) for current month		(367,550.13)

Net Asset Value, end of current month	108,619.84423	$13,249,373.16	121.98

	Monthly rate of return		-2.70%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$377,561.55
Unrealized trading gain/(loss)			(315,099.03)
Less: commissions			(6,866.27)
Less: FCM fees			(5,420.78)
Foreign currency gain/(loss)			(211.49)
Interest income			6,391.51

Total Income			56,355.49

EXPENSES

Management fees			36,954.27
Incentive fees			36.90

Total Expenses			36,991.17

Net Income (Loss)			$19,364.32

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	93,955.52467	$12,298,167.18	130.89
Current month additions	—	—
Current month redemptions	(2,139.84267)	(283,289.27)
Net Income (loss) for current month		19,364.32

Net Asset Value, end of current month	91,815.68200	$12,034,242.23	131.07

	Monthly rate of return		0.13%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$634,552.72
Unrealized trading gain/(loss)			(356,789.44)
Less: commissions			(1,645.34)
Less: FCM fees			(4,772.78)
Foreign currency gain/(loss)			(883.04)
Interest income			5,682.18

Total Income			276,144.30

EXPENSES

Management fees			25,837.18
Incentive fees			—

Total Expenses			25,837.18

Net Income (Loss)			$250,307.12

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	76,160.23587	$10,601,533.95	139.20
Current month additions	—	—
Current month redemptions	(597.13746)	(83,794.02)
Net Income (loss) for current month		250,307.12

Net Asset Value, end of current month	75,563.09841	$10,768,047.05	142.50

	Monthly rate of return		2.37%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$7,277.19
Unrealized trading gain/(loss)			1,049.23
Less: commissions			—
Less: FCM fees			(353.56)
Foreign currency gain/(loss)			—
Interest income			1,527.63

Total Income			9,500.49

EXPENSES

Management fees			915.36
Incentive fees			—

Total Expenses			915.36

Net Income (Loss)			$8,585.13

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	9,767.36897	$792,036.34	81.09
Current month additions	—	—
Current month redemptions	(984.83134)	(80,000.00)
Net Income (loss) for current month		8,585.13

Net Asset Value, end of current month	8,782.53763	$720,621.47	82.05

	Monthly rate of return		1.19%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$109,714.67
Unrealized trading gain/(loss)			(53,258.96)
Less: commissions			(1,603.52)
Less: FCM fees			(1,758.42)
Foreign currency gain/(loss)			(564.47)
Interest income			229.01

Total Income			52,758.31

EXPENSES

Management fees			7,848.93
Incentive fees			—

Total Expenses			7,848.93

Net Income (Loss)			$44,909.38

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	31,777.10822	$3,933,120.64	123.77
Current month additions	—	—
Current month redemptions	(65.01293)	(8,429.00)
Net Income (loss) for current month		44,909.38

Net Asset Value, end of current month	31,712.09529	$3,969,601.02	125.18

	Monthly rate of return		1.13%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Managed Futures Index Series 2